Exhibit 23.2

March 31, 2015

SOLAR POWER, INC.

3400 Douglas Boulevard, Suite 285

Roseville, California

95661-3888

USA

Dear Sir/Madam:

We hereby consent to the reference of our name and inclusion of the summary and quotation of our opinion under the headings “ITEM 1A. RISK FACTORS” and “NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2014” in Solar Power, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2015. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

Grandall Law Firm (Shanghai)

/s/ Grandall Law Firm (Shanghai)

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